Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-144453) and Form S-8 (No. 333-143863) of StoneMor Partners L.P. of our audit report dated July 15, 2010, relating to the financial statements of the Predecessor Companies of Service Corporation International, which appear in this Current Report on Form 8-K of StoneMor Partners L.P.

/s/ Harper & Pearson Company, P.C.

Houston, Texas
September 14, 2010